UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) oF

THE SECURITIES EXCHANGE ACT oF 1934

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3561876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2387 Liberty Way Virginia Beach, Virginia (Address of principal executive offices)	23456 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class
7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

 Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-236211

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities registered hereby are shares of Franchise Group, Inc.’s (the “Company”) 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share. The description set forth in the section “Description of Series A Preferred Stock” in the Company’s prospectus supplement dated September 15, 2020 and in the section “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3 (File No. 333-236211), which was declared effective by the Securities and Exchange Commission on June 22, 2020, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on December 19, 2018).

3.1.1	Certificate of Designation of the Voting Non-Economic Preferred Stock of Liberty Tax, Inc. filed with the Secretary of State of the State of Delaware July 10, 2019 (incorporated by reference to Exhibit 3.1, File No. 001-35588 filed on July 11, 2019).

3.1.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on September 19, 2019).

3.1.3	Certificate of Increase of the Number of Shares of Voting Non-Economic Preferred Stock of Franchise Group, Inc., filed with the Secretary of State of the State of Delaware on September 30, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on October 1, 2019).

3.2	Second Amended and Restated Bylaws of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K, File No. 001-35588 filed on July 15, 2014).

3.3	Certificate of Designation designating the 7.50% Series A Cumulative Perpetual Preferred Stock of Franchise Group, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on September 18, 2020).

4.1	Registration Rights Agreement dated as of July 10, 2019, among Liberty Tax, Inc., Tributum, L.P., the Brian DeGustino Revocable Trust, the Amy DeGustino Revocable Trust, Samjor Family LP, Vintage RTO, L.P., Martin Meyer and Fengfeng Ren, David O’Neil and Jeffrey D. Miller (incorporated by reference to Exhibit 10.2 to Form 8-K, File No. 001-35588 filed on July 11, 2019).

4.1.1	Amendment No. 1 to Registration Rights Agreement, dated as of September 30, 2019, among Franchise Group, Inc., Tributum, L.P., Samjor Family LP, Vintage RTO, L.P., Vintage Capital Management, LLC and Vintage Tributum, LP (incorporated by reference to Exhibit 10.2 to Form 8-K, File No. 001-35588 filed on October 1, 2019).

4.1.2	Amendment No. 2 to Registration Rights Agreement, dated as of October 23, 2019, by and among Franchise Group, Inc., Tributum, L.P., Samjor Family LP, Vintage RTO, L.P., Vintage Capital Management, LLC and Vintage Tributum, LP (incorporated by reference to Exhibit 10.7 to Form 8-K, File No. 001-35588 filed on October 23, 2019).

4.1.3	Amendment No. 3 to Registration Rights Agreement dated as of December 16, 2019 (incorporated by reference to Exhibit 10.6 to Form 8-K, File No. 001-35588 filed on December 17, 2019).

4.1.4	Amendment No. 4 to Registration Rights Agreement, dated January 31, 2020, by and among Franchise Group, Inc., Tributum, L.P., Samjor Family LP, Vintage RTO, L.P., Vintage Capital Management, LLC, Vintage Tributum, LP, Stefac LP, Brian Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc. (incorporated by reference to Exhibit 4.4.4 to Form S-3, File No. 333-236211 filed on January 31, 2020).

4.2	Registration Rights Agreement, dated as of February 14, 2020, by and between Franchise Group, Inc. and Kayne FRG Holdings, L.P. (incorporated by reference to Exhibit 10.7, File No. 001-35588 filed on February 18, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2020	Franchise Group, Inc.

	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer